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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2004 relating to the financial statements, which appears in Cornell Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PRICEWATERHOUSECOOPERS LLP

Houston, Texas
December 8, 2004

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  Exhibit 23.1